Exhibit 10(ii)

                            SHARE PURCHASE AGREEMENT

         THIS SHARE PURCHASE AGREEMENT (`Agreement") is executed this 31st day of December 1999 by and between AmeriResource Technologies, Inc. a Delaware corporation ("ARET") and Dustan R. Shepherd ("Purchaser"), an individual residing in the state of Kansas.

                                    Recitals

WHEREAS, ARET is in the process of restructuring its operations and desires to sell all of its shares of common stock and any preferred stock (collectively, the "shares") in First Americans Mortgage Corporation ("FAMC").

         WHEREAS, Purchaser wishes to purchase ARET's shares of FAMC in order to continue the company's operations.

                                    Agreement

1. Sale of Shares. Aret agrees to transfer the Shares to the Purchaser, and the Purchaser agrees to acquire the Shares from ARET. Immediately after ARET receives a duly executed copy of this Agreement and duly executed copy of the agreed upon Promissory Note ("attached"), it will deliver the Shares to Purchaser.

2. Purchase Price. As consideration for the Shares, the Purchaser shall pay ARET $30,000.00 for FAMC under the terms and conditions agreed upon in the attached Promissory Note.

3.                Representation,   Warranties   and   Covenants  of  Purchaser.
                  Purchaser represents, warrants and covenants that:

                  (a) Purchaser is an individual residing in the state of Kansas.

                  (b) Purchaser has received all of the information it considers necessary or appropriate for determining whether to purchase the Shares. Purchaser is familiar with the business, affairs, risks and properties of FAMC.

                  (c) Purchaser has such knowledge and expertise in financial and business matters that he is capable of evaluating the merits and substantial risks of an investment in the Shares and is able to bear the economic risks relevant to the purchase of the Shares hereunder.

                  (d) Purchaser is relying solely upon independent consultation with his professional, legal, tax, accounting and such other advisors as the Purchaser deems to be appropriate in purchasing the Shares; Purchaser has been advised to, and has consulted with, its professional tax and legal advisors with respect to any tax consequences of investing in the Shares.

                  (e) Purchaser understands that there is no public market for the Shares.

4.                Representation,   Warranties  and  Covenants  of  ARET.   ARET
                  represents, warrants and covenants that:

                  (a) ARET is a corporation duly organized and validly existing under the laws of the State of Delaware.

                  (b) ARET has valid title to the Shares which it is transfering to the Purchaser pursuant to the Agreement. There are no claims, liens, security interests, or other encumbrances upon the Shares.

                  (c) All corporate action on the part of ARET required for the lawful execution and delivery of this Agreement and the issuance, execution and delivery of the Shares has been duly and effectively taken. Upon execution and delivery, the Agreement will constitute a valid and binding obligation of ARET, enforceable in accordance with its terms, except as the enforceability may be limited by applicable bankruptcy, insolvency or similar laws and judicial decisions affecting creditors' rights generally.

5. Surviving of Representations, Warranties and Covenants. The representations, warranties and covenants made by ARET and the Purchaser in the Agreement shall survive the purchase and sale of the Shares.

6.                Financial Matters.

                  (a) Both parties acknowledge that the Purchaser will assume all outstanding liabilities related to FAMC's daily operations and the responsibility for timely payment (i.e., utilities, rents, etc.)

                 (b) At the time of this Agreement ARET was under contract with Mr. Kevin S. Woltjen, P.C., Attorney at Law, 900 Jackson Street, Suite 600, Dallas, Texas 75202 to develop a Securities and Exchange Commission Form 10 Small Business filing for FAMC. ARET will be responsible for all fees and expenses incurred by Mr. Woltjen and his subcontractors.

                 (c) At the time of the Agreement FAMC was conducting an annual audit and other financial computations. FAMC was under contract with Crouch, Bierwolf & Chisholm, 50 W. Broadway, Suite 1130, Salt Lake City, UT 84111 for these services. The Purchaser will be responsible for all fees and expenses incurred by the auditors.

                 (d) At the time of the Agreement FAMC had an outstanding legal fees of approximately $20,000.00 with the law firm of Craft, Fridkin & Rhyne, L.L.C., 1100 E. Main Plaza, 4435 Main Street, Kansas City, MO. 64111. ARET will be responsible for all alleged fees owed to the Craft, Fridkin & Rhyne.

                 (e) At the time of the Agreement FAMC owed a promissory note dated June 31, 1999 to Tomahawk Construction Company, an ARET subsidiary. This note is being forgiven by ARET as part of this agreement.

                 (f) It is acknowledged by both parties that the Purchaser while the president of ARET incorporated in the State of Kansas an entity, First Plains Construction Company. First Plains in order develop a corporation that would conduct construction services for Native American consumers and tribal governments. No corporate structure or funds were allocated to the company by FAMC for its subsequent development. The Purchaser will acquire the corporation as part of this Agreement.

                 (g) It is acknowledge by both parties that the Purchaser while President of ARET signed an agreement with Wall Street NewsCast, 396 Broadway, Suite 907, NYNY 10013, for Monthly Online Conference Call & Sales Program. The premium for the six month period starting
                           December 1, 1999 was $1,500.00. ARET will be responsible for the outstanding balance due to Wall Street NewsCast.

                 (h) The Purchaser agrees to transfer 8,000,000 shares of Kellys Coffee (OTCBB: KLYS) held by FAMC to ARET.

7.                Miscellaneous.

                  (a) In the event any one or more of the provisions contained in this Agreement are for the reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not effect any other provisions of this Agreement. This Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                  (b) This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns. The parties hereto may not transfer or assign any part of their rights or obligations except to the extent expressly permitted by this Agreement.

                  (c) The Agreement constitutes the entire agreement and understanding between the parties with respect to the sale of the Shares and may not be modified or amended except in writing signed by both parties.

                  (d) No term or condition of this Agreement shall be deemed to have been waived nor shall there be an estoppel to enforce any provision of this Agreement except by written instrument of the party charged with such waiver or estoppel.

                  (e) The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of Kansas without regard to its law on the conflict of law. Any action or proceeding seeking to enforce any provision of , or based on any right arising out, of this Agreement may be brought against any of the parties in the courts of the State of Kansas, County of Johnson, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Kansas, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

                  (f) If a party signs this Agreement and transmits a facsimile transmission of the signature page to the other party, the party who receives the transmission may rely upon the facsimile transmission as a signed original of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the day and year first appearing herein.

AmeriResource Technologies, Inc. ("ARET")       Dustan R. Shepherd ("Purchaser")

/s/ Delmar Janovec                              /s/ Dustan Shepherd
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Delmar Janovec, CEO                              Dustan R. Shepherd